Exhibit 6
Form 10-SB
New Horizon Education, Inc.
                      ARTICLES OF AMENDMENT
                             TO THE
                  ARTICLES OF INCORPORATION OF
                   HORIZON ENERGY CORPORATION

To the Division of Corporations
     and Commercial Code
State of Utah

      Pursuant to the provisions of Section 16-10-57 of the  Utah
Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST:  The  name  of  the corporation  is  Horizon  Energy
Corporation.

       SECOND:  The  following  amendment  of  the  Articles   of
Incorporation was adopted by the shareholders of the corporation on April 7, 1989, in the manner prescribed by the Utah Business
Corporation Act:

      The  name of the corporation shall be changed to Millennium
Entertainment Corp.

      THIRD:  The number of shares of the corporation outstanding at  the  time of such adoption was 38,108,643; and the number  of
shares   entitled  to  vote  on  the  aforesaid   amendment   was
38,108,643.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote on the aforesaid amendment as a class were as follows:

Class                              Number of Shares

Common                        38,108,643

      FIFTH: The number of shares voted for such amendment was 38,108,643; and the number of shares voted against such amendment was none.

      SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment, respectively, was:

Class                              Number of Shares Voted

                              For       Against

Common                        38,108,643     None

      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment, are as follows: No Change.

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No Change.

      Under penalties of perjury, we declare that these Articles of Amendment have been examined by us and are, to the best of our knowledge and belief, true, correct, and complete.

Dated December 1992

                         Horizon Energy Corporation

                         By: /s/ George R. Jensen
                         Its: President

                         And: /s/ Marsha Jensen
                         Its: Secretary/Treasurer